Exhibit 10.7

PLEDGE AGREEMENT

BY

ROYALE ENERGY, INC.,
formerly known as Royale Energy Holdings, Inc.
AS DEBTOR

IN FAVOR OF

ARENA LIMITED SPV, LLC
AS SECURED PARTY

Effective
 February 28, 2018

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		1
1.1	Terms Defined in the Loan Agreement	1
1.2	Additional Defined Terms	2

ARTICLE II PLEDGE		3

ARTICLE III OBLIGATIONS SECURED		3

ARTICLE IV WARRANTIES AND REPRESENTATIONS BY DEBTORS		3
4.1	Collateral	3
4.2	Prior Financing Statements	3
4.3	Jurisdiction of Formation or Principal Residence of Debtor	3

ARTICLE V AGREEMENTS OF DEBTOR		3
5.1	Filings of Financing Statements	3
5.2	Transfer of Collateral	3
5.3	Defense of Claims	4
5.4	Payover	4
5.5	Power of Attorney	4
5.6	Delivery to Secured Party	4
5.7	Financing Statement Filings	4
5.8	Transfer or Pledge of Collateral	5
5.9	Expenses of Secured Party	5
5.10	Payments to Protect Collateral	5
5.11	Further Assurances	5

ARTICLE VI EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY		5
6.1	Events of Default	5
6.2	Remedies	5
6.3	Subrogation	6
6.4	Waivers	6
6.5	Negation of Liability	7

ARTICLE VII MISCELLANEOUS		7
7.1	Assignment	7
7.2	Waiver	7
7.3	Release of Lien	7
7.4	Remedies Cumulative	7
7.5	Parties in Interest	7
7.6	Reasonable Notice	8
7.7	WAIVER OF RIGHTS TO JURY TRIAL	8
7.8	VENUE AND JURISDICTION	8
7.9	GOVERNING LAW	8
7.10	Notices	8
7.11	Invalidity of Certain Provisions	8

i

7.12	Counterparts	8
7.13	Controlling Agreement	9
7.14	No Oral Agreements	9

ii

PLEDGE AGREEMENT
This PLEDGE AGREEMENT (the “Agreement”) is executed effective as of February 28, 2018 (the “Effective Date”), by ROYALE ENERGY, INC., a Delaware corporation, formerly known as Royale Energy Holdings, Inc. (the “Debtor”), the address for which, for purposes hereof, is 104 West Anapamu, Suite C, Santa Barbara, California 93101, in favor of ARENA LIMITED SPV, LLC, a Delaware limited liability company, the address for which, for purposes hereof, is 405 Lexington Avenue, 59th Floor, New York, NY 10174, in its capacity as administrative agent (in such capacity, “Secured Party”) for the lenders (individually, a “Lender” and collectively, the “Lenders”) party to that certain Term Loan Agreement dated of even date hereof by and among (i) MATRIX OIL CORPORATION, a California corporation (“MOC”); (ii) MATRIX PIPELINE LP, a California limited partnership (“MP”); (iii) MATRIX OIL MANAGEMENT CORPORATION, a California corporation (“MOMC”); (iv) MATRIX LAS CIENEGAS LIMITED PARTNERSHIP, a California limited partnership (“MLC”); (v) MATRIX INVESTMENTS, L.P., a California limited partnership (“MI”); (vi) MATRIX PERMIAN INVESTMENTS, LP, a Texas limited partnership (“MPI”); (vii) MATRIX ROYALTY, LP, a Texas limited partnership (“MR,” and MOC, MP, MOMC, MLC, MI, MPI and MR, each a “Borrower” and, collectively, the “Borrowers”), such Lenders and Secured Party (as amended, supplemented restated or otherwise modified from time to time, the “Loan Agreement”), a copy of which has been provided to Debtor and Debtor hereby acknowledges receipt of a copy of the Loan Agreement.
RECITALS
WHEREAS, the execution and delivery of this Agreement by the Debtor is, among other conditions, a condition precedent under the Consent to Merger and Fourth Amendment to Term Loan Agreement dated as of the date hereof by and among Debtor, Borrowers, Royale Energy, Inc., and Secured Party;
WHEREAS, the Debtor owns all of the Pledged Equity (as such term is defined hereinafter); and
WHEREAS, to secure the Obligations under the Loan Agreement, and to induce Secured Party and the Lenders to execute the Loan Agreement, the Debtor has agreed to pledge the Pledged Equity to Secured Party;
NOW, THEREFORE, in consideration of the premises, the mutual promises and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and Secured Party hereby agree as follows:
ARTICLE I

DEFINED TERMS
1.1          Terms Defined in the Loan Agreement.  Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Loan Agreement.

1.2          Additional Defined Terms.  The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:
(a)           “Collateral” shall mean all of the Debtor’s right, title and interest in and to the Pledged Equity (defined below), including, without limitation, (i) the Distributions (defined below), (ii) allocation of loss, gain, deduction, credit or similar items, (iii) property or rights issued in connection with, or as a result of a conversion of, or substitution or exchange thereof, (iv) all papers, documents, chattel paper, instruments and general intangibles relating to or evidencing all or any part of the interests described in clauses (i) through (iii) above, including, without limitation, certificates, if any, evidencing the Pledged Equity, (v) all proceeds, income, fees, moneys, salaries or other distributions made with respect to the Pledged Equity and (vi) any and all proceeds of or from any of the above.
(b)           “Distributions” shall mean (i) all rights to receive and payments of proceeds, income, dividends, distributions, returns or repayments of capital or loans, profits, and other sums, whether payable in cash or otherwise, attributable to the Pledged Equity, and (ii) all other payments paid or payable to the Debtor as a result of the Debtor’s ownership of the Pledged Equity.
(c)           “Event of Default” shall have the meaning assigned to such term in Section 6.1.
(d)           “Pledged Equity” shall mean all of Debtor’s shares or other ownership interest in and to the following entities:
(i) ROYALE ENERGY FUNDS, INC., a California corporation, formerly known as Royale Energy, Inc., a California corporation;
(ii) MATRIX OIL MANAGEMENT CORPORATION, a California corporation;
(iii) MATRIX OIL CORPORATION, a California corporation;
(iv) MATRIX LAS CIENEGAS LIMITED PARTNERSHIP, a California limited partnership;
(v) MATRIX INVESTMENTS, L.P., a California limited partnership;
(vi) MATRIX PERMIAN INVESTMENTS, LP, a Texas limited partnership.
Pledge Agreement – Royale Energy, Inc.

ARTICLE II

PLEDGE
The Debtor has pledged, and by these presents does pledge, unto Secured Party, and its successors and assigns, and the Debtor hereby grants to Secured Party, and its successors and assigns, a security interest in and to the Collateral, to the fullest extent the Collateral may be pledged or assigned pursuant to applicable law.
ARTICLE III

OBLIGATIONS SECURED
The pledge, security interest and other rights granted pursuant to Article II are granted to Secured Party to secure the Obligations.
ARTICLE IV

WARRANTIES AND REPRESENTATIONS BY DEBTORS
The Debtor warrants and represents to Secured Party, as follows:
4.1          Collateral.  The Debtor has good title to the Collateral and full power and authority to assign the Collateral to Secured Party.  No other Person has any right, title or interest in the Collateral.  Except for restrictions imposed by applicable state and federal laws, the Debtor is not bound by any indentures, contracts, agreements or other documents that could affect the Collateral, directly or indirectly, or which prohibit the execution and delivery of this Agreement or the performance of its terms.
4.2          Prior Financing Statements.  To the best of the Debtor’s knowledge, there are no financing statements or security instruments covering the Pledged Equity and there are no existing liens, adverse claims or options or other adverse interests with respect to the Pledged Equity except for the security interests granted herein in favor of Secured Party.
4.3          Jurisdiction of Formation or Principal Residence of Debtor.  The jurisdiction of formation or principal residence, as applicable, of the Debtor is the State of California.
ARTICLE V

AGREEMENTS OF DEBTOR
5.1          Filings of Financing Statements.  The Debtor shall not, until the Obligations have been paid in full, authorize the filing of any financing statement (or other evidence of any lien) covering the Collateral or any interest therein, except any financing statement filed or to be filed in respect of the security interest in favor of Secured Party as provided for in this Agreement.
5.2          Transfer of Collateral.  All certificates or instruments representing or evidencing the Pledged Equity shall be delivered to and held by Secured Party or a person or entity
Pledge Agreement – Royale Energy, Inc.

designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed.  To the extent such Equity Interests are uncertificated, Secured Party shall have been provided with evidence that entries have been made in the books of the relevant Borrower to effect the pledge of the Pledged Equity to Secured Party, as provided in, and in accordance with, applicable provisions of the UCC, all in form and substance reasonably satisfactory to Secured Party such that Secured Party shall have “control” thereof (as defined in the UCC) as of the Effective Date.
5.3          Defense of Claims.  The Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Secured Party.
5.4          Payover.  Except as otherwise provided in the Loan Agreement, the Debtor shall deliver any funds attributable to the Collateral directly to the Lockbox.
5.5          Power of Attorney.  Subject to the further provisions of this Section 5.5, the Debtor hereby irrevocably appoints Secured Party as the Debtor’s true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Secured Party or in the name of the Debtor, for the sole use and benefit of Secured Party, but at the cost and expense of the Debtor, to exercise all or any of the following powers and rights with respect to the Collateral (without any obligation on the part of Secured Party to exercise any of the following powers and rights): (a) to demand, receive, collect, sue and give acquittance for, settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral; (b) to endorse, collect, deposit and receipt for any checks, drafts or other means of payment thereof received from any source that constitutes all or part of the Collateral; (c) to receive, collect, and demand payment of all the sums due and payable to the Debtor with respect to the Pledged Equity; (d) to make payments thereon directly to Secured Party; and (e) to exercise, enforce, enjoy, carry out, receive and/or perform any and all rights, powers, duties, benefits and remedies of the Debtor with respect to and arising under the Collateral; provided, however, the exercise by Secured Party of or failure of Secured Party to exercise any such authority shall in no manner affect the liability of Debtor hereunder or the liability of the Borrowers under the Loan Agreement, and Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under the Collateral.  The agency and authority hereby granted and created constitute an agency coupled with an interest and are irrevocable while this Agreement remains in force and effect.  Secured Party shall not be bound to take any steps necessary to preserve rights in any of the Collateral against other Persons.
5.6          Delivery to Secured Party.  Except as otherwise provided in the Loan Agreement, if any Collateral is received by the Debtor, the Debtor shall deliver, or cause to be delivered, to Secured Party such Collateral on the day received or promptly thereafter, with any checks being endorsed by the Debtor in favor of Secured Party.  The Debtor shall not commingle any such Collateral with any other funds, proceeds or monies of the Debtor.
5.7          Financing Statement Filings.  The Debtor authorizes Secured Party to file, with all appropriate jurisdictions, such financing statements describing the Collateral as Secured Party
Pledge Agreement – Royale Energy, Inc.

deems reasonably necessary, without the need for further authorization from the Debtor.  The Debtor shall pay the cost of filing such financing statements.
5.8          Transfer or Pledge of Collateral.  The Debtor shall not sell, assign, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in the Collateral, except as permitted hereunder or under the other Loan Documents.
5.9          Expenses of Secured Party.  The Debtor shall pay to Secured Party all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement.
5.10          Payments to Protect Collateral.  Except as otherwise provided in the Loan Agreement, the Debtor shall pay, prior to delinquency or any applicable period of grace granted by the relevant Governmental Authority all taxes, charges and other assessments, if any, against the Collateral.  Upon the Debtor’s failure to make such payments, Secured Party shall have the right, but not the obligation, to pay the same.  Any such payment made by Secured Party shall be payable by the Debtor to Secured Party upon demand, with interest from the date advanced by Secured Party at a rate equal to the Default Rate.
5.11          Further Assurances.  The Debtor shall make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request, to protect, assure or enforce its interests, rights and remedies pursuant to this Agreement.
ARTICLE VI

EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF SECURED PARTY
6.1          Events of Default.  The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” under this Agreement.
6.2          Remedies.  Upon the occurrence and continuance of an Event of Default:
(a)           Secured Party shall have the rights and remedies provided in the UCC in force in the State of New York or other applicable jurisdiction;
(b)           Secured Party shall have the rights and remedies provided in the Loan Agreement, any other Loan Document and any security instruments or financing statements executed in connection therewith;
(c)           in addition to, or in conjunction with, the rights and remedies provided pursuant to clauses (a)-(b) of this Section 6.2, Secured Party may in accordance with applicable law:
(i) in its discretion, sell, assign, transfer and deliver the whole of the Collateral or any part thereof, or any additions thereto, or substitutes therefor, as a whole or in parcels, in such order as Secured Party may elect, at public or private sale, through brokers or otherwise,
Pledge Agreement – Royale Energy, Inc.

with such commercially reasonable notice or advertisement as may be required by the UCC;
(ii) bid and become purchaser at any public sale of the Collateral or any part thereof;
(iii) apply the net proceeds of disposition of all or any part of the Collateral available for application on the Obligations in the manner set for in the Loan Agreement, and the Debtor shall remain liable for any deficiency, but only if the Debtor is a Borrower;
(iv) demand, collect and receive all or any part of the Collateral thereafter due and payable to the Debtor;
(v) transfer to itself or to its nominee all or any part of the Collateral, and receive the monies, interest, income or benefits attributable or accruing to the Collateral, and hold the same as security for the Obligations, whether or not then due;
(d)           Secured Party shall be entitled to immediate possession of all books and records evidencing any Collateral and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability; and
(e)           The Debtor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, except as may be caused through fraud, willful misconduct or gross negligence of Secured Party or any of its officers or representatives.
6.3          Subrogation.  Notwithstanding a foreclosure sale, transfer, assignment or other disposition of any of the Collateral hereunder or exercise of any other remedy by Secured Party in connection with an Event of Default, the Debtor shall not be subrogated to any rights of Secured Party against the Collateral or any other security for the Obligations, nor shall the Debtor be deemed to be the owner of any interest in any of the Obligations, nor shall the Debtor exercise any rights or remedies with respect to the Collateral or any other security for the Obligations until the Obligations have been paid in full.
6.4          Waivers.  The Debtor waives demand, notice, protest, notice of intent to acceleration, acceleration, and all demands and notices of any action taken by Secured Party under this Agreement except as is specifically elsewhere provided herein and except as to notices which are required, and which may not be waived, under the UCC.
Pledge Agreement – Royale Energy, Inc.

6.5          Negation of Liability.  Secured Party shall not be responsible in any way for any depreciation or diminution in the value or price of the Collateral, nor shall Secured Party have any duty or responsibility whatsoever to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on the Collateral if and when tendered to Secured Party, and at Secured Party’s option to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon the Obligations in the order and manner prescribed in Section 6.2.
ARTICLE VII

MISCELLANEOUS
7.1          Assignment.  The rights of Secured Party hereunder may be assigned at any time and from time to time, whether in whole or in part, and in such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement.
7.2          Waiver.  No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  No waiver by Secured Party of any right hereunder or of any default by the Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by the Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.  The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers or remedies.  No indulgence by Secured Party, or waiver of compliance with any provision hereof, shall be construed as a waiver of the right of Secured Party to subsequently require strict performance hereof by the Debtor.
7.3          Release of Lien.  After payment in full of the Obligations, within a reasonable time after the Debtor’s request and at the Debtor’s expense, Secured Party shall (a) execute and deliver release or termination instruments and (b) return to the Debtor all certificates and other instruments evidencing the Collateral in the possession or control of Secured Party, and take other reasonable action that the Debtor reasonably requests in order to release Secured Party’s security interest in the Collateral.
7.4          Remedies Cumulative.  Each right, power and remedy of Secured Party as provided for herein, at law or in equity or by statute or otherwise, shall be cumulative and in addition to every other such right, power or remedy, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.
7.5          Parties in Interest.  The terms “Secured Party” and “Debtor” as used in this instrument include the respective heirs, executors, administrators, successors, representatives, trustees and permitted assigns of such parties.
Pledge Agreement – Royale Energy, Inc.

7.6          Reasonable Notice.  Notice mailed to the Debtor’s address or to Debtor’s most recent changed address on file with Secured Party, at least ten (10) days prior to the related action, or if the UCC specifies a longer period, such longer period prior to the related action, shall be deemed reasonable.
7.7          Waiver Of Rights To Jury Trial.  The parties hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation based on, or arising out of, under or in connection with this Agreement or any document executed in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect hereto.
7.8          Venue and Jurisdiction.  The parties agree that New York, New York County, New York is proper venue for any action or proceeding brought by either party under, in connection with, or relating to this Agreement, whether in contract, tort or otherwise.  Any action or proceeding must be brought in state or federal court in such county to the extent not prohibited by applicable law.  To the extent permitted by applicable law, each party hereto irrevocably (a) submits to the exclusive jurisdiction of such courts and (b) waives all objection and defenses he may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.
7.9          Governing Law.  This Agreement and any issues related to it (including, without limitation, the validity, enforceability, interpretation, and construction of this Agreement and any issues related to it) shall be governed by the laws of the state of New York (without regard to conflict of law rules) and the laws of the United States applicable to transactions in New York.
7.10          Notices.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing and delivered in the manner set forth in the Loan Agreement.  For purposes hereof, the address for notice to the Debtor shall be as set forth in the preamble hereof and the address for notice to Secured Party shall be as set forth in the Loan Agreement.  The Debtor and Secured Party shall have the right to change its address by designating a new address in a written notice to the other as herein required.
7.11          Invalidity of Certain Provisions.  In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
7.12          Counterparts.  This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto and shall constitute one instrument.
Pledge Agreement – Royale Energy, Inc.

7.13          Controlling Agreement.  In the event of a conflict between any provision of this Agreement and a provision of the Loan Agreement, the provision of the Loan Agreement shall control; provided, however, the inclusion in this Agreement of a provision with respect to which there is no corresponding provision in the Loan Agreement shall not constitute a conflict with any provision of this Agreement.
7.14          No Oral Agreements.  This Agreement and the documents executed concurrently herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.
(Signatures appear on following pages)

Pledge Agreement – Royale Energy, Inc.

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the date first above written.
DEBTOR:

ROYALE ENERGY, INC.,
a Delaware corporation,
formerly known as Royale Energy Holdings, Inc.

By:  /s/ Jonathan Gregory
Name:  Jonathan Gregory
Title: Chief Executive Officer

(Signatures continue on following page)

Signature Page to Pledge Agreement – Royale Energy, Inc.19892023v.5

SECURED PARTY:

ARENA LIMITED SPV, LLC

By:
Name:
Title:

Signature Page to Pledge Agreement – Royale Energy, Inc.